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                          AMENDMENT NO. 2
                          ---------------
                              to the
                   INVESTMENT ADVISORY AGREEMENT
                   -----------------------------

      Amendment No. 2 made as of the ----------- day of -----------, 1997, by and between GENERAL AMERICAN CAPITAL COMPANY ("Company"), a Maryland corporation, and CONNING ASSET MANAGEMENT COMPANY ("Adviser"), formerly known as General American Investment Management Company, a Missouri corporation which is registered as an investment adviser under the Investment Advisers Act of 1940, amends the Investment Advisory Agreement, dated as of the twenty-first day of July, 1993, by and between the Company and the Adviser, as follows:
      (i) ARTICLE II is hereby amended to add the Small-Cap Equity Fund to the list of Capital Company funds managed by Adviser under the Investment Advisory Agreement; and
      (ii) ARTICLE II is hereby amended to change the investment advisory fee rates for the Managed Equity Fund and to add the investment advisory fee rates for the Small-Cap Equity Fund as follows:

            Managed Equity Fund Assets
            --------------------------

            First $10 million                   .40%
            Next $10 million                    .30%
            Balance over $20 million            .25%

            Small-Cap Equity Fund               .25%
            ---------------------


                                    C-14
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      IN WITNESS WHEREOF, the parties have caused this Amendment No. 2 to the
Investment Advisory Agreement to be signed by their respective officials duly authorized, as of the day and year first above written.

Attest:                             GENERAL AMERICAN CAPITAL COMPANY

------------------------------      By: -------------------------------
Matthew P. McCauley, Secretary           Richard A. Liddy, President


                                    CONNING ASSET MANAGEMENT
Attest:                             COMPANY

---------------------------         By: -------------------------------
Joyce W. Hillebrand, Assistant           Leonard M. Rubenstein, Chief
  Secretary                                Executive Officer


                                    C-15